EXCHANGE AGREEMENT

     THIS AGREEMENT is made and entered into as of this 6th day of January, 1995, by and between ALLIED BUILDING MATERIALS, a Nevada corporation ("Allied"), CINDERLANE, INC., a Nevada corporation ("Cinder"), and RIO HOTEL AND CASINO, INC. a Nevada corporation ("Rio").

                        R E C I T A L S:

     WHEREAS Allied is the owner of that certain real property located in Clark County, Nevada and described on Exhibit "A" attached hereto (the "Exchange Parcel"); and

     WHEREAS Cinder desires to acquire the Exchange Parcel; and

     WHEREAS Allied has identified a parcel of real property in Clark County, Nevada, described on Exhibit "B" attached hereto
(the "Replacement Parcel") to which Allied will, if Cinder acquires the Exchange Property, relocate; and

     WHEREAS the Replacement Parcel was the subject of existing Escrow No. 94420214 with United Title, pursuant to Escrow Instructions dated September 27, 1994 attached hereto as Exhibit "C" (the "Purchase Agreement") executed by Allied and Tom Dyke Drilling and Blasting; and

     WHEREAS, subject to the following terms and conditions, the parties intend that (a) Allied shall assign its rights under the Purchase Agreement to Cinder, (b) Cinder shall acquire the Replacement Parcel, (c) Cinder shall construct a replacement facility for Allied upon the Replacement Parcel, and (d) the parties shall then exchange the Exchange Parcel for the Replacement Parcel, in a manner that will qualify as a like kind exchange under Section 1031 of the Internal Revenue Code;

     NOW,  THEREFORE, in consideration of the foregoing, and  for
other   good   and  valuable  consideration,  the   receipt   and
sufficiency of which are hereby acknowledged, the undersigned agree as follows:

                      W I T N E S S E T H:

     1.    PURCHASE  AGREEMENT FOR REPLACEMENT PROPERTY.   Allied
hereby  assigns  to  Cinder  all  rights,  title,  interest   and
obligations of Allied under the Purchase Agreement, including any rights to earnest money previously deposited in escrow, and Cinder hereby accepts the assignment and assumes the obligations of Allied under the Purchase Agreement.
                                1
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     2.   ESCROW; FURTHER ASSURANCES.  Upon the execution hereof,
the parties shall open an escrow with Angie Galindo of United Title ("Escrow Agent"), 2300 W. Sahara Ave., Suite 140, Las Vegas, Nevada 89102, by depositing an executed copy of this Agreement. The parties shall promptly execute and deliver such escrow instructions and additional documents, not inconsistent with this Agreement, as may be required to effectuate the intent hereof.

     3.     ACQUISITION  OF  REPLACEMENT  PARCEL.   Cinder  shall
proceed to close escrow and acquire the Replacement Parcel, pursuant to the terms of the Purchase Agreement.

     4. CONSTRUCTION OF REPLACEMENT FACILITY. Upon acquisition of the permits described in Section 11, Cinder shall construct, at its cost and expense (up to a total cost of $2,425,451.80), an office and cinder block plant (the "Block Plant") in a good workmanlike manner according to plans and specifications provided by Allied, which may be changed or altered by Allied from time to time in its sole discretion (the "Replacement Facility"). In the event the cost of construction of the Replacement Facility exceeds $2,425,451.80 Allied shall make a loan to Cinder in the amount of the excess (the "Loan"), the proceeds of which will be deposited with the construction control described below and disbursed by the construction control solely for construction of the Replacement Facility. The Loan shall be repaid on the Exchange Date (as defined below) pursuant to Section 13. The Replacement Facility shall be the property of Cinder until the Exchange (as defined below), at which time ownership of the Replacement Facility will be conveyed to Allied. Allied and its employees, agents and contractors, shall have the right to enter onto the Replacement Property to monitor the construction of the Replacement Facility and install equipment and fixtures. Allied shall designate an individual (which may be one of its employees or agents) reasonably acceptable to Cinder to be the agent of Cinder to monitor and supervise the construction of the
Replacement Facility and make all decisions and execute all orders and instructions in connection therewith (the "Designee"). The Designee shall have full responsibility for the monitoring and supervision of the construction of the Replacement Facility. Allied shall indemnify and hold Cinder harmless from any loss, injury, damage, claim or expense (including attorneys fees) arising from or in connection with the use, occupancy or entrance on the Replacement Property by Allied or its employees, agents or Designee, including any actions or omissions of the Designee not specifically authorized by Cinder or arising from or in connection with the construction of the Replacement Facility unless due to acts, omissions or negligence of Cinder or its employees. Cinder shall not be responsible for any failures or delays in the construction of the Replacement Facility caused by Allied or its Designee.

     Allied shall, subject to the reasonable consent of Cinder, designate the contractor or contractors for the construction of the Replacement Facility. All contracts, invoices, work orders or other agreements and expenditures relating to the construction of the Replacement Facility shall be subject to the approval of Allied.

     Cinder shall proceed with construction of the Replacement Facility with all due speed and shall complete the same in a workmanlike manner by twelve (12) months after the acquisition of the permits described in Section 11 (unless extended pursuant to Section 11 below), but this date shall be extended for all delays in construction resulting from causes beyond the reasonable control of Cinder, such as strikes, lockouts, acts of God, civil commotion, fire and unavoidable casualty, all of which are not occasioned by any default or negligence on Cinder's part (the "Completion Date"). The Completion Date shall also be extended by the time needed to perform any additional construction requested by Allied. The Exchange Date shall not be extended by reason of any extension of the Completion Date other than pursuant Section
11. From and after the Exchange Date, Cinder may reenter the Replacement Property to complete any portion of the construction that has not yet been completed. During the period of such reentry, Cinder shall not unreasonably interfere with any work being performed or to be performed by Allied.

     5. CONSTRUCTION CONTROL\DISBURSEMENT. Unless the parties have earlier agreed in writing to a different method of disbursement of construction funds, within thirty (30) days after the opening of escrow hereunder the parties shall jointly retain a mutually-acceptable, qualified, bonded, third-party construction control service doing business in Clark County, to hold and disburse the funds for the construction of the Replacement Facility (the Construction Funds"), and to provide voucher control, lien control, work inspections, and similar functions customarily undertaken by construction control agencies. The parties shall cooperate to provide construction control with such plans, construction cost break-downs, disbursement schedules and similar materials as may be reasonably requested by construction control.

     6. DEPOSIT OF CONSTRUCTION FUNDS. Upon acquisition of the permits described in Section 11, Cinder shall from time to time deposit the total amount of up to $2,425,451.80 in cash or instrument reasonably acceptable to Allied as the Construction Funds. Cinder shall deposit sums as are reasonably necessary to pay disbursements from the Construction Funds as disbursements become due and payable. Any interest accruing on the Construction Funds in the construction control shall inure to the benefit of Cinder. The fee charged by construction control shall be included as a cost of construction of the Replacement Facility.

     7.    ALLIED'S  REPRESENTATIONS, WARRANTIES  AND  COVENANTS.
Allied hereby agrees, represents, warrants and covenants to Cinder as follows:

     (a) Allied is a Nevada corporation duly formed and validly existing under the laws of the State of Nevada, is qualified to transact business in Nevada and has the full power and authority to execute this Agreement.

     (b) All necessary corporate action has been taken to duly authorize the execution and delivery by Allied of this Agreement and all documents and instruments contemplated by this Agreement, as well as the performance by Allied of the covenants and obligations to be performed and carried out by it hereunder.

     (c) The execution, delivery and performance by Allied of this Agreement and such other instruments and documents to be executed and delivered in connection herewith by Allied do not, and will not, result in any violation of, or conflict with, or constitute a default under, any provisions of any agreement or any mortgage, deed of trust, indenture, lease, security agreement or other instrument or agreement to which Allied is a party, or any judgment, writ, decree, order, injunction, rule or governmental regulation to which Allied is subject.

     (d) To the best of Allied's knowledge, Allied is not prohibited from consummating the transactions contemplated by this Agreement by any law, rule, regulation, instrument, agreement, order or judgment.

     (e) Allied shall not permit any liens or other encumbrances against the Exchange Parcel or the Replacement Parcel prior to the Exchange Date. In the event any such liens or charges are filed, Allied shall cause the same to be bonded or discharged of record prior to the exchange.

     (f) Allied has not received any notice of, and, to the best of Allied's knowledge, there do not exist any, current violations of any laws, statutes, ordinances, regulations or other requirements of any governmental agency in connection with or related to the Exchange Parcel.

     (g)  There are not any existing, pending or, to the best  of
          Allied's     knowledge,    anticipated,     litigation,
          condemnation   or   similar  proceedings   against   or
          involving the Exchange Parcel.

     (h)  Allied   shall  not  transfer,  encumber  or  otherwise
          hypothecate the Exchange Parcel or any portion thereof or interest therein, so long as this Agreement remains in effect.

     (i) Until the Exchange Date, the Exchange Parcel may be used and occupied only for a Block Plant and related uses. No activity by Allied or suffered by Allied shall be permitted on the Exchange Parcel or the Replacement Parcel that would have a material detrimental effect on or materially injure or damage the Exchange Parcel or the Replacement Parcel.

     (j) Allied shall not commit or permit waste or a nuisance upon the Exchange Parcel or the Replacement Parcel or cause there to be any material change in the condition of the Exchange Property or the Replacement Parcel (other than as reasonably necessary for the construction of the Replacement Facility) from the date of this Agreement to the Exchange Date.

     (k) Allied shall comply with all applicable laws, ordinances and governmental regulations now or hereafter in force and effect relating to the construction, maintenance, operation, use, and occupancy of the Exchange Parcel or Replacement Parcel, as well as all requirements from time to time imposed by all required insurance.

     (l) Allied shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Exchange Parcel or the Replacement Parcel by its agents, employees, contractors or invitees, without the prior written consent of Cinder. Allied further represents and warrants that, to the best of Allied's knowledge, Allied has no knowledge of any Hazardous Material having been brought upon, kept, or used in or about the Exchange Parcel in violation of any environmental laws prior to the date of this Exchange Agreement. Allied shall, within fifteen (15) days following receipt thereof, provide Cinder with a copy of (i) any notice from any local, state or federal governmental authority of any violation or administrative or judicial order or complaint having been filed or about to be filed against Allied or the Exchange Parcel or the Replacement Parcel alleging any violation of any local, state or federal environmental law or regulation or requiring Allied to take any action with respect to any release on or in the Exchange Parcel or the Replacement Parcel or the soil or ground water under or adjacent to the Exchange Parcel or the Replacement Parcel of Hazardous Material, or (ii) any notices from a federal, state or local governmental agency or private party alleging that Allied may be liable or responsible for cleanup, remodel, removal, restoration or other response costs in connection with Hazardous Material on or in the Exchange Parcel or the Replacement Parcel or the soil or ground water under or adjacent to the Exchange

          Parcel or the Replacement Parcel or any damages caused by such release. As used herein, the term "Hazardous Materials" means any hazardous toxic substance, material or waste that is or becomes regulated by any local governmental authority, the State of Nevada or the United States government. The term "Hazardous Materials" includes, without limitation, any material or substance that is (i) defined as a "hazardous waste" under NRS 459.400 et. seq., (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, (42 U.S.C. 6901 et seq.), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C. 9601 et seq.), or (vii) defined as a "regulated substance" pursuant to subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), (42 U.S.C. 6991 et seq.).

     (m) The Purchase Agreement as attached hereto as Exhibit "C" constitutes the entire agreement between Allied and Tom Dyke Drilling and Blasting with respect to the Replacement Parcel. Allied has not previously assigned all or any portion of its interests under the Purchase Agreement to any party.

     (n) To the best of Allied's knowledge, there are no interests in, claims to, or liens or encumbrances on, the Exchange Parcel except as set forth in the preliminary title report attached hereto as Exhibit "E."

The foregoing representations and warranties shall be true and correct as of the date hereof and as of the Exchange, and shall survive the Exchange. Allied hereby agrees to indemnify and hold Cinder harmless from and against any loss, injury, damage, claim or expense (including attorneys fees) arising from or in connection with any failure of any of Allied's (and its employees, agents and Designee) representations warranties and covenants set forth herein or elsewhere in this Agreement.
                                6
     8. CINDER'S AND RIO'S REPRESENTATIONS, WARRANTIES AND COVENANTS. Cinder and Rio hereby agree, represent, warrant and covenant to Allied as follows:

     (a) Cinder and Rio are Nevada corporations duly formed and validly existing under the laws of the State of Nevada, are qualified to transact business in Nevada and have the full power and authority to execute this Agreement.

     (b) All necessary corporate action has been taken to duly authorize the execution and delivery by Cinder and Rio of this Agreement and all documents and instruments contemplated by this Agreement, as well as the performance by Cinder of the covenants and obligations to be performed and carried out by it hereunder.

     (c)  The  execution, delivery and performance by Cinder  and
          Rio of this Agreement and such other instruments and documents to be executed and delivered in connection herewith by Cinder and Rio do not, and will not, result in any violation of, or conflict with, or constitute a default under, any provisions of any agreement or any mortgage, deed of trust, indenture, lease, security agreement or other instrument or agreement to which Cinder or Rio is a party, or any judgment, writ, decree, order, injunction, rule or governmental regulation to which Cinder or Rio is subject.

     (d) To the best of Cinder's or Rio's knowledge, neither Cinder nor Rio is prohibited from consummating the transactions contemplated by this Agreement by any law, rule, regulation, instrument, agreement, order or judgment.

     (e) Cinder shall not permit any liens or other encumbrances against the Exchange Parcel or the Replacement Parcel prior to the Exchange Date. In the event any such liens or charges are filed, Cinder shall cause the same to be bonded or discharged of record prior to the exchange.

     (f) Cinder has not received any notice of and, to the best of Cinder's knowledge, there do not exist any, current violations of any laws, statutes, ordinances, regulations or other requirements of any governmental agency in connection with or related to the Replacement Parcel.

     (g)  There are not any existing, pending or, to the best  of
          Cinder's     knowledge,    anticipated,     litigation,
          condemnation   or   similar  proceedings   against   or
          involving the Replacement Parcel.

     (h)  Cinder   shall  not  transfer,  encumber  or  otherwise
          hypothecate the Replacement Parcel or any portion thereof or interest therein, so long as this Agreement remains in effect.

     (i) The Replacement Parcel may be used and occupied only for construction of a Block Plant and related uses. No activity by Cinder or suffered by cinder shall be permitted on the Exchange Parcel or the Replacement Parcel that would have a material detrimental effect on or materially injure or damage the Exchange Parcel or the Replacement Parcel.

     (j) Cinder shall not commit or permit waste or a nuisance upon the Exchange Parcel or the Replacement Parcel or cause there to be any material change in the condition of the Exchange Property or the Replacement Parcel (other than as reasonably necessary for the construction of the Replacement Facility) from the date of this Agreement to the Exchange Date.

     (k) Cinder shall comply with all applicable laws, ordinances and governmental regulations now or hereafter in force and effect relating to the construction, maintenance, operation, use, and occupancy of the Exchange Parcel or Replacement Parcel, as well as all requirements from time to time imposed by all required insurance.

     (l) Cinder shall not cause or permit any Hazardous Material to be brought upon, kept, or used in or about the Exchange Parcel or the Replacement Parcel by its agents, employees, contractors or invitees, without the prior written consent of Allied. Cinder shall, within fifteen (15) days following receipt thereof, provide Allied with a copy of (i) any notice from any local, state or federal governmental authority of any violation or administrative or judicial order or complaint having been filed or about to be filed against Cinder or the Exchange Parcel or the Replacement Parcel alleging any violation of any local, state or federal environmental law or regulation or requiring Cinder to take any action with respect to any release on or in the Exchange Parcel or the Replacement Parcel or the soil or ground water under or adjacent to the Exchange Parcel or the Replacement Parcel of Hazardous Material, or (ii) any notices from a federal, state or local governmental agency or private party alleging that Cinder may be liable or responsible for cleanup, remodel, removal, restoration or other response costs in connection with Hazardous Material on or in the Exchange Parcel or the Replacement Parcel or the soil or ground water under or adjacent to the Exchange Parcel or the Replacement Parcel or any damages caused by such release.

     (m) Cinder shall at all times maintain (i) public liability insurance and course of construction insurance with coverage in commercially reasonable amounts of at least $2,000,000.00 combined single limit, and (ii) fire and extended coverage insurance on the Replacement Facility in an amount equal to the replacement cost thereof. Each such policy shall name Allied as an additional insured, and shall include an endorsement whereby Allied shall be entitled to at least fifteen (15) days prior written notice in the event of any cancellation or reduction in coverage of such policy. Cinder shall provide Allied with satisfactory evidence of the existence of such insurance upon the request of Allied from time to time. The cost of insurance required pursuant to this subsection 8(m) shall be included as a cost of construction of the Replacement Facility.

The foregoing representations and warranties shall be true and correct as of the date hereof and as of the Exchange, and shall survive the Exchange. Cinder and Rio hereby agree to indemnify and hold Allied harmless from and against any loss, injury, damage, claim or expense (including attorneys fees) arising from or in connection with any failure of any of Cinder's and Rio's (and their employees and agents) representations, warranties or covenants set forth herein or elsewhere in this Agreement.

     9.   CERTAIN DISCLAIMERS.

     (a) Allied hereby acknowledges that it has had ample opportunity to investigate the Replacement Parcel and to conduct all desired feasibility studies in connection therewith, and, (subject to the representations and warranties set forth in Section 8 above and Cinder's covenants to construct the Replacement Facility) Allied hereby agrees to accept same "as is." Except as specifically provided in this Agreement, Cinder makes no representation, warranty or claim whatsoever with respect to the condition of the Replacement Parcel or its fitness for Allied's intended use.

     (b) Cinder hereby acknowledges that it has had ample opportunity to investigate the Exchange Parcel and to conduct all desired feasibility studies in connection therewith, and (subject to the representations and warranties set forth in Section 7 above) Cinder hereby agrees to accept same "as is." Except as specifically provided in this Agreement, Allied makes no representation, warranty or claim whatsoever with respect to the condition of the Exchange Parcel or its fitness for Cinder's intended use. Cinder further acknowledges that it is aware that underground petroleum storage tanks were removed from the Exchange Property in 1993 and that it has made its own
          inspections   and  investigations  and  has   had   the
          opportunity to obtain from Allied all such documentation and other information in the possession of Allied necessary to evaluate the condition of the Exchange Property.

     10. EXCHANGE. On or (at Allied's option) before twelve months from the acquisition of the permits described in Section 11 (the "Exchange Date"), (a) Cinder shall convey to Allied fee title to the Replacement Parcel and Replacement Facility, including all improvements, rights and hereditiments appurtenant thereto, and (b) Allied shall convey to Cinder fee title to the Exchange Parcel, including all improvements, rights and hereditiments appurtenant thereto. (The foregoing conveyances are herein referred to as the "Exchange"). Title to the Exchange Parcel shall be conveyed by grant, bargain and sale deed subject only to those interests, liens and encumbrances existing on the date hereof, including those shown on the preliminary title report attached hereto as Exhibit "E" (other than the deed of trust shown as Item 6 on Exhibit "E," which Item shall be removed at or prior to the Exchange Date). Title to the Replacement Parcel shall be conveyed by grant, bargain and sale deed subject only to Items Nos. 1, 2, 3, 4, 5, 6, 7, 8 and 9 shown on the preliminary title report attached hereto as Exhibit "F" and insured by an ALTA owners title policy subject only to such exceptions, with such endorsements as Allied reasonably requires. Closing costs shall be allocated between the parties as is customary in Clark County, Nevada (the seller to pay premiums for CLTA title insurance and the buyer to pay premiums for ALTA coverage and any endorsements). Cinder shall pay the cost of any survey of the Replacement Parcel necessary to obtain an ALTA policy of title insurance. Cinder shall be entitled to possession of the entire Exchange Parcel, and Allied shall be entitled to possession of the entire Replacement Parcel, upon the consummation of the Exchange.

     11.  FAILURE TO OBTAIN PERMITS; EXTENSION OF EXCHANGE DATE.

     The parties acknowledge that the construction and operation of the Replacement Facility will require certain use permits from the city of North Las Vegas under applicable zoning. The parties agree to cooperate to obtain such permits. In the event the permits cannot be obtained by June 1, 1995, the parties shall select another parcel reasonably acceptable to both parties to be the new Replacement Parcel and Cinder shall attempt to sell (or exchange) the original Replacement Parcel and apply the proceeds to the purchase of the new Replacement Parcel. The provisions of this Section 11 relating to selection of another Replacement Parcel in the event certain permits cannot be obtained shall also apply to the new Replacement Parcel. In the event the cost of the new Replacement Parcel exceeds the proceeds from the sale (or exchange) of the original Replacement Parcel, Allied will loan to Cinder one-half (1/2) of the difference, which loan shall be repaid on the Exchange Date pursuant to Section 13 below. In the event a new Replacement Parcel is not acquired by Cinder and all necessary permits from the city of North Las Vegas by December 31, 1995, either party may terminate this Agreement by written notice to the other, in which case the original Replacement Parcel then held by Cinder shall be sold as soon as reasonably practicable at a price reasonably acceptable to both parties, and any gain or loss shared equally by the parties.

     If Allied has good reason to believe that completion of the Replacement Facility will be delayed beyond the Exchange Date due to causes outside Allied's control or reasonable ability to cure, Allied may so notify Cinder in writing on or before Sixty (60) days prior to the Exchange Date, which notice shall set forth the cause for the anticipated delay. In such event, Allied may thereupon elect to extend the Exchange Date for up to sixty t60) additional days. In addition, if completion of the Replacement Facility is delayed due to Cinder's failure to perform its obligations under this Agreement in a timely manner, Allied shall have the right, at its option and without limitation of remedies, to extend the Exchange Date for a period of time equal to said delay.

     12. EXCHANGE VALUE OF REPLACEMENT PARCEL. The exchange value of the Replacement Parcel shall be an amount equal to the sum of (a) the purchase price for the Replacement Parcel under the Purchase Agreement (or pursuant to Section 11 above) plus all related closing costs (the "Replacement Parcel Land Cost"), plus
(b) the cost of construction of the Replacement Facility (the "Construction Costs").

     13. EXCHANGE. On the Exchange Date, Allied shall deliver the Exchange Property and cancel all indebtedness under the Loan and/or any loan pursuant to Section 11 in exchange for the delivery by Cinder of the Replacement Parcel and $4,000,000 in cash or immediately available funds.

     14. REMOVAL OF PERSONAL PROPERTY FROM EXCHANGE PARCEL. Allied shall have the right to remove any and all buildings (or parts thereof), fixtures, inventory, equipment and other property from the Exchange Parcel, at any time prior to the Exchange and for a period of sixty (60) days thereafter; provided, however, that after the Exchange Allied shall give Cinder reasonable prior notice of any such removal, and shall indemnify Cinder and hold it harmless from and against any damage, injury claim, loss or expense (including attorneys fees) arising in connection with any such entry onto the Exchange Parcel.

     15. DESTRUCTION OR CONDEMNATION. If all or any portion of the Replacement Facility is destroyed by fire or other casualty prior to the Exchange Date, at Allied's request Cinder shall rebuild the Replacement Facility, using such insurance proceeds as may be available therefor. If the proceeds from insurance are insufficient to rebuild the Replacement Facility, the additional amounts shall be paid by Cinder and included as part of the Construction Costs. If the entire Replacement Parcel is taken under eminent domain (or transferred by deed in lieu of condemnation) prior to the Exchange Date, this Agreement shall terminate and the proceeds shall be allocated to Cinder. If the entire Exchange Parcel is taken under eminent domain (or transferred by deed in lieu of condemnation) prior to the Exchange Date, this Agreement shall terminate with respect to the Exchange Parcel and the Agreement will continue with respect to Allied's acquisition of the Replacement Parcel at a purchase price equal to the Replacement Parcel Purchase Price PLUS the Construction Costs, and the proceeds from the condemnation shall be allocated to Allied. If only a portion of the Exchange Parcel or the Replacement Parcel is so taken and the acquiring party reasonably determines that the property remaining is unsuitable for its intended use and so notifies the other party within thirty (30) days after said taking, the partial taking shall be treated as a complete taking. Otherwise, in the event of a partial taking this Agreement shall be null and void as to the property taken, but shall continue as to all other property subject hereto, and the exchange value or purchase price (as applicable) of the taken property shall be reduced PRO RATA.

     16. MEMORANDA OF AGREEMENT. Concurrently herewith, the parties shall execute two (2) Memoranda of Agreement giving notice of the existence (but not the terms) of this Agreement. Concurrently with the opening of escrow, one Memorandum of Agreement shall be recorded against the Exchange Parcel. Concurrently with Cinder's acquisition of the Replacement Parcel, the second Memorandum of Agreement shall be recorded against the Replacement Parcel. Upon any termination of this Agreement, each party shall execute and deliver such documents as are necessary to remove the Memoranda of Agreement from record.

     17. CONFIDENTIALITY. The parties acknowledge that the terms of this transaction are highly confidential, and that the disclosure thereof to third parties may be detrimental to the parties' bargaining power in future transactions. Therefore, except for the memoranda described in Section 16 above, each party hereby covenants and agrees to keep the terms and conditions hereof strictly confidential, to be disseminated amongst such party's personnel on a "need-to-know" basis only. Unless required by law, neither party shall disclose or permit the disclosure of any such terms or conditions to any third party whatsoever, without the prior written consent of the other party in its absolute discretion.

     18. DEFAULT. In the event of any default hereunder, the non-defaulting party shall have all rights and remedies available at law or in equity, including (without limiting the generality of the foregoing) the right to compel specific performance of this Agreement.

     19. BROKERS. Each party hereby represents and warrants to the other that it has not retained or dealt with any broker or agent with respect to this transaction. Each party further agrees to indemnify and hold the other harmless from and against the claims of any broker, agent or finder claiming by or through the indemnifying party.

     20. NOTICES. Any notices hereunder shall be hand delivered or sent by certified mail, postage prepaid, return receipt requested, addressed as follows:

ALLIED:                            CINDER AND RIO:
3333 Cinder Lane                   3700 W. Flamingo Road
Las Vegas, Nevada 89103            Las Vegas, Nevada  89103
Attention:  Ernie Selman           Attention:  Jay Barrett

Notices mailed as aforesaid shall be deemed delivered on the earlier of (a) actual receipt, or (b) two business days after deposited in the U.S. mail.

     21. SECTION 1031 EXCHANGE. The parties each agree to cooperate with the other as reasonably necessary to effect a tax free exchange under Section 1031 of the Internal Revenue Code of 1986 (as amended); provided, however, that (a) the cooperating party shall not be obligated for any additional expense associated with such exchange, (b) the Exchange Date shall not be delayed thereby, (c) neither party shall be required to hold title to any real property except as contemplated by this Agreement, and (d) neither party shall be responsible for, nor makes any representations or warranties concerning the efficacy of, any such tax-free exchange undertaken by the other party.

     22. CONSTRUCTION. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural numbers shall each be deemed to include the other whenever the context so requires. This Agreement shall be construed as a whole and in accordance with its fair meaning and without regard to any presumption or other rule requiring construction against the party causing this Agreement or any part of this Agreement to be drafted. The parties acknowledge that each party has reviewed this Agreement and has had the opportunity to have it reviewed by legal counsel. If any words or phrases in this Agreement are stricken or otherwise eliminated, whether or not other words or phrases have been added, this Agreement shall be construed as if the words or phrases stricken or otherwise eliminated were never included in this Agreement, and no implication or inference will be drawn from the fact that the words or phrases were stricken or otherwise eliminated.

     23. NO PARTNERSHIP. THIRD PERSON. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between the parties hereto except as specifically provided herein. No term or provision of this Agreement is intended to benefit any person, partnership, corporation or other entity not a party hereto (including, without limitation, any broker), and no such other person, partnership, corporation or entity shall have any right or cause of action hereunder.

     24. NON-FOREIGN ENTITY. The parties shall execute and deliver to escrow on or before the Exchange Date an affidavit as required by Internal Revenue Code Section 1445(b)(2) setting forth such party's taxpayer identification number and address and stating that it is not a foreign person for purposes of that Section.

     25. GENERAL. Time is of the essence hereof. This Agreement represents the entire agreement of the parties as to the subject matter hereof, and may only be amended in writing. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The waiver of any default by either party shall not be construed as a continuing waiver, or a waiver of any subsequent default of the same or any other provision of this Agreement. If any provision of this Agreement is adjudged invalid or unenforceable, the remainder of this Agreement shall not be affected thereby. The terms of this Agreement shall be governed under Nevada law. In the event of any action to enforce the terms of this Agreement, the prevailing party shall be entitled to costs and attorneys fees from the other party. This Agreement may be executed in counterparts.

     26. AUTHORITY. Each of the signatories hereto represents and warrants that he or she is duly authorized to execute this Agreement on behalf of Allied, Cinder or Rio (as applicable).

     27. GUARANTY. The obligations of Cinder set forth herein shall be guaranteed both as to payment and performance by Rio.

     IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first set forth above.

ALLIED BUILDING MATERIALS,   CINDERLANE, INC., a
a Nevada corporation         Nevada corporation



By: /s/Ernest L. Selman       By:  /s/Susan L Johnson
     Ernest L. Selman              Susan L. Johnson
     Treasurer                     President



RIO HOTEL AND CASINO, INC.
a Nevada corporation



By: /s/Harlan D. Braaten
     Harlan D. Braaten
     Sr. V.P. & CFO

                     MEMORANDUM OF AGREEMENT

     PLEASE TAKE NOTICE that the undersigned have entered into an agreement  dated  January 6, 1995 (the "Agreement")  pursuant  to which ALLIED BUILDING MATERIALS, a Nevada corporation, shall have the  right to acquire title to that certain real property located in  the  City  of  North  Las Vegas, Clark County,  Nevada,  more

particularly  described  on  Exhibit  "A"  attached  hereto   and

incorporated  herein  (the  "Property").  The  Agreement  further prohibits  any  transfer or encumbrance of  the  Property  except pursuant to the terms of the Agreement.



     DATED:  January 6, 1995.



ALLIED BUILDING MATERIALS,        CINDERLANE, INC., a
a Nevada corporation              Nevada corporation



By: /s/Ernest L. Selman            By: /s/Susan L. Johnson
     Ernest L. Selman                   Susan L. Johnson
     Vice President                     President


STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

     This instrument was acknowledged before me on this 9th day of January, 1995, by ERNEST L. SELMAN as President of Allied
Building Materials.

                              /s/
                              Notary Public
                              (My Commission Expires: July 31,
                              1998)
(SEAL)

STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

     This  instrument was acknowledged before me on this 6th  day
of   February,  1995,  by  SUSAN  L.  JOHNSON  as  President   of
Cinderlane, Inc.

                              /s/
                              Notary Public
                              (My Commission Expires: April 16,
                              1998)
(SEAL)

                           EXHIBIT "A"

THAT  PORTION OF THE SOUTHEAST QUARTER (SE l/4) OF THE  SOUTHWEST
QUARTER (SW 1/4) OF SECTION 31, TOWNSHIP 19 SOUTH, RANGE 62 EAST,
M.D.B. & M., DESCRIBED AS FOLLOWS:

LOT  TWO (2) AS SHOWN BY AMENDED MAP THEREOF IN FILE 65 OF PARCEL
MAPS,  PAGE  76,  IN  THE  OFFICE OF THE COUNTY  RECORDER,  CLARK
COUNTY, NEVADA, RECORDED JULY 25, 1990 IN BOOK 900725 AS DOCUMENT
NO. 00626, OFFICIAL RECORDS.

AND

THAT PORTION OF THE NORTHEAST QUARTER (NE 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 6, TOWNSHIP 20 SOUTH, RANGE 62 EAST AND LOT 1 IN BLOCK 7 OF NELLIS INDUSTRIAL PARK AS SHOWN IN BOOK 10 OF PLATS, PAGE 76, MORE PARTICULARLY SHOWN ON THAT CERTAIN LOT LINE ADJUSTMENT PLAT RECORDED JULY 6, 1990 IN BOOK 900706 AS DOCUMENT NO. 00898 AND IN FILE 55, PAGE 69 OF SURVEYS AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF SAID NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 6;
THENCE SOUTH 87 DEGREES 04'06" WEST ALONG THE NORTH LINE OF SAID NORTHWEST QUARTER (NW 1/4) A DISTANCE OF 326.68 FEET TO A POINT IN THE MOST EASTERLY CORNER OF SAID LOT 1 AND ALSO BEING THE TRUE POINT OF BEGINNING;
THENCE CONTINUING ALONG THE NORTHERLY LINE OF SAID LOT 1 SOUTH 87 DEGREES 04'06" WEST A DISTANCE OF 310.84 FEET TO A POINT; THENCE SOUTH 45 DEGREES 29'32" EAST A DISTANCE OF 199.43 FEET TO A POINT IN THE SOUTHERLY LINE OF SAID LOT 1;
THENCE NORTH 44 DEGREES 38'28" EAST ALONG THE SOUTHERLY LINE OF LOT 1 A DISTANCE OF 143.89 FEET TO A POINT IN THE BEGINNING OF A CURVE;
THENCE  ALONG  SAID CURVE HAVING A RADIUS OF 340.00,  AN  ARC  OF
85.97 AND A TANGENT OF 43.22 TO THE TRUE POINT OF BEGINNING.





When recorded return to:

Ernie Selman
3333 Cinder Lane
Las Vegas, Nevada 89103

                     MEMORANDUM OF AGREEMENT

     PLEASE TAKE NOTICE that the undersigned have entered into an agreement  ("Agreement") pursuant to which  CINDERLANE,  INC.,  a

Nevada corporation shall have the right to acquire title to  that certain  real  property  located  in  Clark  County,  Nevada  and described on Exhibit "A" attached hereto and incorporated  herein

("Property").  The Agreement further prohibits  any  transfer  or encumbrance of the Property except pursuant to the terms  of  the

Agreement.



     DATED:  January 6, 1995.

ALLIED BUILDING MATERIALS,        CINDERLANE, INC., a
a Nevada corporation              Nevada corporation



By: /s/Ernest L. Selman       By: /s/Susan L. Johnson
     Ernest L. Selman              Susan L. Johnson
     Vice President                President


STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

     This instrument was acknowledged before me on this 9th day of January, 1995, by ERNEST L. SELMAN as President of Allied
Building Materials.

                              /s/
                              Notary Public
                              (My Commission Expires: July 31,
                              1998)
(SEAL)

STATE OF NEVADA     )
                    : ss.
COUNTY OF CLARK     )

     This  instrument was acknowledged before me on this 6th  day
of   February,  1995,  by  SUSAN  L.  JOHNSON  as  President   of
Cinderlane, Inc.

                              /s/
                              Notary Public
                              (My Commission Expires: April 16,
                              1998)
(SEAL)

                           EXHIBIT "A"

That  portion  of the Southwest Quarter (SW 1/4) of  Section  17,
Township 21 South, Range 61 East, M.D.B.& M., described as follows:

COMMENCING  AT THE NORTHEAST CORNER OF THE SOUTHWEST QUARTER  (SW
1/4)  OF  SAID SECTION 17; THENCE SOUTHERLY ALONG THE  EAST  LINE
THEREOF, A DISTANCE OF 236.2 FEET TO A POINT ON THE NORTHWESTERLY
RIGHT-OF-WAY  LINE  OF  THE  LOS ANGELES  AND  SALT  LAKE  (UNION
PACIFIC)  RAILROAD RIGHT-OF-WAY (200 FEET WIDE); THENCE SOUTH  28
DEGREES   12'  WEST ALONG SAID RIGHT-OF-WAY LINE, A  DISTANCE  OF
1058.9  FEET  TO  THE TRUE POINT OF BEGINNING; THENCE  CONTINUING
SOUTH  28 DEGREES 12' WEST, A DISTANCE OF 585.91 FEET TO A POINT;
THENCE NORTH 61 DEGREES 48' WEST, A DISTANCE OF 679.4 FEET,  MORE
OR  LESS, TO A POINT ON THE WEST LINE OF THE EAST HALF (E 1/2) OF
THE  SOUTHWEST QUARTER (SW 1/4) OF SAID SECTION 17; THENCE  NORTH
01 DEGREES  18'00" EAST, ALONG SAID WEST LINE, A DISTANCE OF 6.54
FEET:  THENCE  NORTH 49 DEGREES 53'30" EAST, 44.64  FEET;  THENCE
SOUTH 89 DEGREES 16'40" EAST, 76.48 FEET; THENCE NORTH 49 DEGREES 53'30" EAST, A DISTANCE OF 498.21 FEET; THENCE NORTH 34 DEGREES 07'00"
EAST  TO  A POINT DISTANT NORTH 61 DEGREES 48' WEST, 435.29  FEET
FROM  THE  TRUE POINT OF BEGINNING; THENCE  SOUTH 61 DEGREES 48'
EAST, A DISTANCE OF 435.29 FEET TO THE TRUE POINT OF BEGINNING.





When recorded return to:

Timothy J. Adams, Esq.
6900 Westcliff Drive
Suite 515
Las Vegas, Nevada 89128